As filed with the Securities and Exchange Commission on December 19, 1996

                                                 Registration No. 33-24298


                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                               POST-EFFECTIVE
                               AMENDMENT NO. 1
                                    TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         the Securities Act of 1933


                           LATSHAW ENTERPRISES, INC.
                           (Exact name of registrant
                          as specified in its charter)

          Delaware                                   44-0427150
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification No.)

2533 South West Street
Wichita, Kansas                                         67217
(Address of Principal Executive                Zip Code
Offices)

       LATSHAW ENTERPRISES, INC. 1987 EMPLOYEE STOCK BENEFIT PLAN
                          (Full title of plan)

                              David G. Carr
                          Senior Vice President
                         Latshaw Enterprises, Inc.
                          2533 South West Street
                           Wichita, Kansas 67217

                  (Name and address of agent for service)

                               (316) 942-7266

       (Telephone number, including area code, of agent for service)



                        POST-EFFECTIVE AMENDMENT NO. 1

     Pursuant to a Registration Statement on Form S-8, Registration
No. 33-24298 (the "Registration Statement"), filed by Latshaw Enterprises, Inc. (the "Company") on September 7, 1988, the Company registered 60,000 shares of its Common Stock, $2.00 par value, for sale pursuant to the Company's 1987 Employee Stock Benefit Plan (the "Plan"). As of the date of this Post-Effective Amendment No. 1, no shares of Common Stock have been sold under the Plan. The Company hereby amends the Registration Statement to withdraw from registration all 60,000 shares of Common Stock remaining unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1.





                               SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 14, 1996.


                               LATSHAW ENTERPRISES, INC.
                               (Registrant)



                               By: /s/David G. Carr
                                  David G. Carr
                                  Senior Vice President



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                   Title                     Date


/s/John Latshaw          Chairman of the Board of      December 14, 1996
John Latshaw             Directors, Managing
                         Director, Chief Executive
                         Officer and a Director

/s/Michael E. Bukaty     President, Chief Operating    December 14, 1996
Michael E. Bukaty        Officer and a Director


/s/David G. Carr         Senior Vice President,        December 14, 1996
David G. Carr            Chief Financial and
                         Accounting Officer
                         and Secretary


/s/Constance H. Latshaw  Director                      December 14, 1996
Constance H. Latshaw


/s/David M. Pangrac      Director                      December 14, 1996
David M. Pangrac


/s/L. Chandler Smith     Director                      December 14, 1996
L. Chandler Smith



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